UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 7, 2006

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement; and
ITEM 2.01 Completion of Acquisition or Disposition of Assets

On June 7, 2006, WPCS International Incorporated (the "Company"), acquired New England Communications Systems, Inc., a Connecticut corporation ("NECS"), for $3,216,540.85 in cash, subject to adjustment, and $1,437,445.75 paid directly to a lender to pay-off outstanding debt owed by NECS. NECS was acquired pursuant to a Stock Purchase Agreement among WPCS International Incorporated, NECS, Myron Polulak, Carolyn Windesheim and Gary Tallmon, dated as of June 7, 2006 and effective as of June 1, 2006 (the "Agreement"). In connection with the acquisition, NECS entered into employment agreements with Messrs. Polulak and Windesheim, each for a period of two years and a consulting agreement with Mr. Tallmon for a period of seven years.

NECS is a provider of specialty communication systems and has deployed wireless networks for many corporate, government and educational clients including the Massachusetts State Police, University of Connecticut and Foxwoods Resort Casino.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

To be filed by amendment.

(b)	Pro forma financial information.

To be filed by amendment.

(c)	Exhibits.

10.1	Stock Purchase Agreement, dated as of June 7, 2006, by and among WPCS International Incorporated, New England Communications Systems, Inc., Myron Polulak, Carolyn Windesheim and Gary Tallmon
10.2	Employment Agreement, dated as of June 7, 2006, between New England Communications Systems, Inc. and Myron Polulak
10.3	Employment Agreement, dated as of June 7, 2006, between New England Communications Systems, Inc. and Carolyn Windesheim
99.1	Press Release, dated June 8, 2006, issued by WPCS International Incorporated.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERANTIONAL INCORPORATED

Dated: June 9, 2006	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
President